UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant   [X]
Filed by a party other than the registrant   [_]

Check the appropriate box:

[_]   Preliminary proxy statement.
[X]   Definitive proxy statement.
[_]   Definitive additional materials.
[_]   Soliciting material under Rule 14a-12.
[_]   Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

___________________________________________________________
(Name of Registrant as Specified in Its Charter)

_____________________JOY GLOBAL INC._______________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
          (set forth the amount on which the filing fee is calculated and state how it was determined):

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          [_]   Fee paid previously with preliminary materials:

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                and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  (1)   Amount Previously Paid:
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                  (2)   Form, Schedule or Registration Statement No.:
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JOY GLOBAL INC.

Notice of 2002
Annual Meeting of
Stockholders and
Proxy Statement

JOY GLOBAL INC.
100 East Wisconsin Avenue, Suite 2780
Milwaukee, WI 53202

NOTICE OF ANNUAL MEETING

The annual meeting of stockholders of Joy Global Inc. will be held in the Imperial Ballroom at the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, on Tuesday, February 26, 2002 at 10:00 a.m. for the following purposes:

  To elect seven persons to the corporation's Board of Directors;

  To consider and vote upon a proposal to approve certain provisions of the Joy Global Inc. 2001 Stock Incentive Plan, a copy of which is attached as Annex A to the accompanying proxy statement;

  To consider and vote upon a proposal to approve material terms of the Joy Global Inc. Annual Bonus Compensation Plan; and

  To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Stockholders of record at the close of business on January 4, 2002 are entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement of the meeting. A list of stockholders entitled to vote will be available at the corporation’s headquarters at least ten days prior to the meeting and may be inspected during usual business hours by any stockholder for any purpose germane to the meeting.

Whether or not you plan to attend the meeting, we urge you to mark, date and sign the enclosed proxy card and return it promptly so that your shares will be voted at the meeting in accordance with your instructions.

By order of the Board of Directors,

ERIC B. FONSTAD
Secretary

January 25, 2002

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR
PROXY IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Joy Global Inc., a Delaware corporation, for use at the 2002 annual meeting of stockholders to be held in the Imperial Ballroom at the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, on Tuesday, February 26, 2002 at 10:00 a.m. and at any adjournment or postponement of the annual meeting. The proxy statement, proxy card and annual report are being mailed to stockholders on or about January 25, 2002.

Proxies

Properly signed and dated proxies received by the corporation’s Secretary prior to or at the annual meeting will be voted as instructed on the proxies or, in the absence of such instruction, FOR the election to the Board of Directors of the persons nominated by the Board; FOR the proposals to approve certain provisions of the 2001 Stock Incentive Plan and the material terms of the Annual Bonus Compensation Plan; and in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the meeting. Any proxy may be revoked by the person executing it for any reason at any time before the polls close at the meeting by filing with the corporation’s Secretary a written revocation or duly executed form of proxy bearing a later date or by voting in person at the meeting. The Board of Directors has appointed an officer of American Stock Transfer & Trust Company, transfer agent for the corporation, to act as an independent inspector at the annual meeting.

Record Date, Shares Outstanding and Voting

Stockholders of record of the corporation's common stock, $1.00 par value per share (the "Common Stock"), at the close of business on January 4, 2002 (the "Record Date") are entitled to vote on all matters presented at the annual meeting. As of the Record Date, 39,743,681 shares of Common Stock were outstanding and entitled to vote at the annual meeting. Each share is entitled to one vote.

A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. Under the corporation's bylaws, if a quorum is present, the election of directors is decided by plurality vote. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter is required for the adoption of the proposals to approve certain provisions of the 2001 Stock Incentive Plan and the material terms of the Annual Bonus Compensation Plan.

The independent inspector will count the votes. Abstentions are considered as shares represented and entitled to vote; therefore, abstentions are counted for purposes of the quorum determination, will have no effect on the election of directors, but will have the same effect as a vote against the other proposals.

Broker or nominee “non-votes” on a matter will not be considered as shares entitled to vote on that matter and therefore will not be counted by the inspector in calculating the number of shares represented and entitled to vote on that matter. Shares which are the subject to such non-votes are, however, counted toward the quorum requirement.

If less than a majority of the outstanding shares of Common Stock are represented at the meeting, a majority of the shares represented at the meeting may adjourn the meeting from time to time without further notice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership of Common Stock as of January 4, 2002 by any person known to the corporation to own beneficially more than 5% of its Common Stock, each of the executive officers named in the Summary Compensation Table, and the corporation’s executive officers and directors as a group. Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below. The beneficial ownership information presented in this proxy statement is not necessarily to be construed as an admission of beneficial ownership for other purposes.

Name and Address	Shares	Percent
of Beneficial Owner	Owned	of Class

Perkins, Wolf, McDonnell & Company	4,213,800 (1)	10.6%
53 W. Jackson Blvd., Suite 722
Chicago, Illinois 60604

John Nils Hanson	2,500	less than 1%

Robert W. Hale	1,000	less than 1%

Wayne F. Hunnell	none	-

James A. Chokey	100	less than 1%

Dennis R. Winkleman	none	-

All executive officers and directors
as a group (12 persons)	67,600 (2)	less than 1%

Notes:

(1)     Based on information contained in a Schedule 13G filed with the Securities Exchange Commission on December 11, 2001 by Perkins, Wolf, McDonnell & Co. which indicates sole voting and investment power as to 60,700 shares and shared voting and investment power as to 4,153,100 shares.

(2)      Includes 60,000 shares non-employee directors have a right to acquire upon exercise of currently exercisable stock options. See “Election of Directors” for information regarding beneficial ownership by each director and nominee for election as a director.

PROPOSAL # 1: ELECTION OF DIRECTORS

The following table shows certain information (including principal occupation, business experience and beneficial ownership of the corporation’s Common Stock as of January 4, 2002) for each of the individuals nominated by the Board of Directors for election at the 2002 annual meeting. Beneficial ownership of these shares consists of sole voting and investment power except as noted below. All of the current directors other than Mr. Hanson became directors upon the corporation’s reorganization effective July 12, 2001. All of the nominees are presently directors whose terms expire in 2002 and who are nominated to serve terms ending at the annual meeting in 2003. If for any unforeseen reason any of these nominees should not be available for election, the proxies will be voted for such person or persons as may be nominated by the Board of Directors.

Director	Shares
Since	Owned

Steven L. Gerard	..........Chief Executive Officer and a director of Century Business	2001	10,000 (1)
	Services, Inc., a leading provider of integrated business services and products headquartered in Cleveland, Ohio, since 2000. From 1997 to 2000 Mr. Gerard was Chairman and Chief Executive Officer of Great Point Capital, an operational and financial restructuring firm. From 1992 to 1997 he served as Chairman and Chief Executive Officer of Triangle Wire & Cable, Inc. Mr. Gerard is also a director of Lennar Corporation, Fairchild Corporation and Aviation Sales Company. He is 56.

John Nils Hanson	..........Chairman, President and Chief Executive Officer of the	1996	2,500
	corporation since August 2000. Vice Chairman, President and Chief Executive Officer from May 1999 to August 2000. Vice Chairman, President and Chief Operating Officer from 1998 to 1999. President and Chief Operating Officer from 1997 to 1998. Executive Vice President and Chief Operating Officer from 1995 to 1997. President and Chief Executive Officer of Joy Mining Machinery from 1994 to 1995. Mr. Hanson is also a director of Arrow Electronics, Inc. He is 60.

Ken C. Johnsen	............Chief Executive Officer, President and a director of Geneva	2001	10,000 (1)
	Steel Holdings Corp. Geneva Steel, located 45 miles south of Salt Lake City, Utah, owns and operates the only integrated steel mill in the Western United States and emerged from chapter 11 bankruptcy on January 3, 2001. Prior to joining Geneva Steel in 1991, Mr. Johnsen was a partner with Parr Waddoups Brown Gee & Loveless in Salt Lake City, Utah. He is 43.

James R. Klauser	..........Senior Vice President of Wisconsin Energy Corporation, a	2001	10,000 (1)
	Milwaukee-based holding company with subsidiaries in utility and non-utility businesses. Prior to joining Wisconsin Energy in 1998, he was a senior partner with the law firm of Dewitt Ross and Stevens in Madison, Wisconsin. From 1986 to 1996 he served as Secretary of the Wisconsin Department of Administration. He was special counsel to the Governor of Wisconsin from 1994 to 1996. He is 62.

Richard B. Loynd	..........Chairman of the Executive Committee and former Chairman of the	2001	12,000 (1)
	Board and Chief Executive Officer of Furniture Brands International, Inc., the largest home furniture manufacturer in the United States. In 1982 Mr. Loynd and other investors purchased Converse, Inc., the largest U.S. manufacturer of athletic footwear. Converse was sold to INTERCO INCORPORATED in 1986. He became Chairman and Chief Executive Officer of INTERCO and guided it through a successful restructuring. In 1996, following the acquisition of Thomasville Furniture Industries, INTERCO changed its name to Furniture Brands International. Mr. Loynd is also a director of Emerson Electric Company. He is 74.

P. Eric Siegert (2)	……Managing Director of Houlihan Lokey Howard & Zukin,	2001	10,000 (1)
	an international investment banking firm. Houlihan Lokey acted as financial advisor to the Harnischfeger Creditors Committee during the corporation's reorganization. As Managing Director assigned to Houlihan Lokey's engagement with the Creditors Committee, Mr. Siegert advised the Committee on financial matters. Mr. Siegert is also a director of Alabama River Pulp, Inc. He is 36.

James H. Tate	.............Senior Vice President and Chief Financial Officer and a	2001	10,000 (1)
	director of Thermadyne Holdings Corporation, a global manufacturer of cutting and welding products headquartered in St. Louis, Missouri. On November 19, 2001, Thermadyne announced that it voluntarily filed for reorganization under Chapter 11 in the U.S. Bankruptcy Court for the Eastern District of Missouri. Prior to joining Thermadyne in 1993, Mr. Tate was with Ernst & Young for eighteen years, the last six as an audit partner with Ernst & Young in Dallas. Mr. Tate is also a director of Rowe International, Inc. He is 54.
Notes

(1)     Includes 10,000 shares issuable upon the exercise of currently exercisable options.

(2)     On December 13, 2001, the Bankruptcy Court approved the payment of fees and expenses totaling $6,214,364 incurred by Houlihan Lokey Howard & Zukin in its role as financial advisor to the Harnischfeger Creditors Committee during the period the corporation operated under Chapter 11 bankruptcy protection (June 8, 1999 to July 12, 2001). The corporation does not expect to incur fees to Houlihan Lokey Howard & Zukin during fiscal year 2002.

PROPOSAL # 2: STOCK INCENTIVE PLAN PROVISIONS

Stockholders are being asked to approve the addition of certain limitations to the Joy Global Inc. 2001 Stock Incentive Plan (the "Stock Incentive Plan") that were not included in the Stock Incentive Plan that was deemed approved by the stockholders of the corporation on the effective date of the corporation's reorganization. The new limitations are necessary to preserve the ability of the corporation to deduct compensation under the Stock Incentive Plan as a business expense under Section 162(m) of the Internal Revenue Code.

Specifically, stockholders are being asked to approve limitations that provide that: (i) no participant may be granted stock options or stock appreciation rights covering in excess of 1,000,000 shares of Common Stock in any fiscal year; and (ii) no more than 200,000 shares of Common Stock may be subject to Qualified Performance-Based Awards (as defined in the Stock Incentive Plan) granted to any participant in any fiscal year.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF PROPOSAL #2 TO APPROVE CERTAIN PROVISIONS OF THE STOCK INCENTIVE PLAN.

Certain features of the Stock Incentive Plan are summarized below. This summary is qualified by reference to the full text of the Stock Incentive Plan attached as Annex A to this proxy statement.

The Stock Incentive Plan is intended to promote the long-term growth and profitability of the corporation and its subsidiaries by providing directors, officers and employees of, or individuals who have accepted an offer of employment with, the corporation and its subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the corporation. Grants of incentive or non-qualified stock options, stock appreciation rights, performance awards, or any combination of the foregoing, may be made under the Stock Incentive Plan at the discretion of the Human Resources Committee.

(1)     Persons Eligible for Grants.   Directors, officers and employees of the corporation and its subsidiaries and affiliates are eligible to participate in the Stock Incentive Plan. Of the approximately 7,200 persons eligible to participate in the Stock Incentive Plan, about 180 have been granted stock options as of the date of this proxy statement. The Stock Incentive Plan is designed to remain in effect for ten years.

(2)     Administration.   The Stock Incentive Plan is administered by the Human Resources Committee (the "Committee") of the Board of Directors.

(3)     Authorized Shares.   Subject to adjustments for stock splits, stock dividends, or other changes in corporate capitalization, the Stock Incentive Plan provides that the maximum number of shares of Common Stock that may be delivered to participants under the Stock Incentive Plan is 5,556,000, of which a maximum of 20% of such shares may be allocated to incentive stock options.

As noted above, stockholders are being asked to approve a limitation that provides that no participant may be granted stock options and/or stock appreciation rights covering in excess of 1,000,000 shares of Common Stock in a fiscal year. Shares subject to an award under the Stock Incentive Plan may be either authorized but unissued shares or treasury shares. If any award is forfeited, or if any stock option (and any related stock appreciation right) terminates, expires or lapses without being exercised, or if any stock appreciation right is exercised for cash, shares of Common Stock subject to such awards will again be available for distribution in connection with awards under the Stock Incentive Plan.

(4)     Stock Options.   Stock options, which may be "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code) or nonqualified stock options, as designated by the Committee and specified in the option agreement setting forth the terms and provisions of the options, may be granted alone or in addition to other awards granted under the Stock Incentive Plan.

     (a)     Option Term.   The term of each stock option will be fixed by the Committee, but no incentive stock option shall be exercisable more than 10 years after the date it is granted.

     (b)     Option Price.   The exercise price per share of Common Stock purchasable under a stock option will be determined by the Committee, and with respect to incentive stock options, shall not be less than the fair market value of the Common Stock on the date of grant. On January 18, 2002, the closing price of the Common Stock on the Nasdaq National Market was $17.00. Unless otherwise determined by the Committee, it is expected that options under the Stock Incentive Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant.

     (c)     Exercise.   Except as otherwise provided in the Stock Incentive Plan, stock options will be exercisable at the time or times and subject to the terms and conditions determined by the Committee. With respect to any stock option subject to delayed vesting, the Committee may at any time waive any installment exercise provisions or otherwise accelerate the exercisability of the stock option. A participant exercising an option may pay the exercise price in cash or, if approved by the Committee, with previously acquired shares of Common Stock or a combination of cash and stock. The Committee, in its discretion, may allow the cashless exercise of options through the use of a broker-dealer or for payment of the exercise price by withholding from the shares issuable upon exercise a number of shares having a fair market value on the date of exercise equal to the aggregate exercise price, and may allow for the grant of reload options to optionees who exercise options and pay the exercise price by delivering previously owned shares of stock. Unless otherwise determined by the Committee, a reload option will have the same terms as the option being exercised, except that a reload option will always be a nonqualified stock option, will have an option price equal to the fair market value of the Common Stock on the date the reload option is granted, will expire the same date as the expiration date of the option to which the reload relates, and will vest and become exercisable six months following the date of grant of the reload option. The Committee may also provide for loans to be made by the corporation for the purpose of the exercise of stock options.

The Stock Incentive Plan contains provisions, which apply unless otherwise determined by the Committee, regarding the exercisability of options held by optionees whose employment with the corporation terminates by reason of death, disability, retirement, or otherwise.

The Plan provides that the Committee may elect to cash out all or part of the shares of Common Stock for which a stock option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the fair market value of such shares over their aggregate exercise price on the effective date of the cash-out. The Committee may also establish procedures permitting an optionee to elect to defer to a later time the receipt of shares issuable upon the exercise of a stock option and/or to receive cash at such later time in lieu of the deferred shares.

(5)     Other Awards.

     (a)     Stock Appreciation Rights.   Stock appreciation rights may be granted in conjunction with all or part of any stock option granted under the Stock Incentive Plan. A stock appreciation right will terminate and will no longer be exercisable upon the termination or exercise of the related stock option. A stock appreciation right may be exercised by an optionee, at the time or times and to the extent the related stock option is exercisable, by surrendering the applicable portion of the related stock option in accordance with procedures established by the Committee. Upon exercise, a stock appreciation right permits the optionee to receive cash, shares of Common Stock, or a combination of cash or stock, as determined by the Committee. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the per share exercise price of the related stock option, multiplied by the number of shares with respect to which the stock appreciation right is exercised.

     (b)     Performance Units.   Performance units may be awarded either alone or in addition to other awards granted under the Stock Incentive Plan. The Committee will determine the eligible individuals to whom and the time or times at which performance units will be awarded, the number of performance units to be awarded to any eligible individual, the duration of the award cycle and any other terms and conditions of the award, in addition to those contained in the Stock Incentive Plan, and each award will be confirmed by and subject to the terms of a performance unit agreement. Performance units may be granted subject to the attainment of performance goals and/or the continued service of the participant. As noted above, stockholders are being asked to approve a limitation that provides that no more than 200,000 shares of Common Stock may be subject to "Qualified Performance-Based Awards" granted to any participant in any fiscal year of the corporation. A Qualified Performance-Based Award is an award of performance units designated as such by the Committee at the time of grant, based upon a determination that (1) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Internal Revenue Code in the year in which the corporation would expect to be able to claim a tax deduction in respect to such performance units and (2) the Committee wishes such award to qualify for the exemption from the limitation on deductibility of compensation with respect to any covered employee imposed by Section 162(m) of the Internal Revenue Code.

Except to the extent otherwise provided in the applicable performance unit agreement or the Stock Incentive Plan, all rights to receive cash or stock in settlement of performance units will be forfeited upon a participant's termination of employment for any reason during the award cycle or before any applicable performance goals are satisfied, unless the Committee, in its discretion, waives any or all remaining payment limitations (other than, in the case of performance units that are Qualified Performance-Based Awards, satisfaction of the applicable performance goals unless the participant's employment is terminated by reason of death or disability) with respect to such participant's performance units.

     (c)     Other Stock-Based Awards.   Other awards of Common Stock and other awards that are valued by reference to, or otherwise based upon, Common Stock, including (without limitation) dividend equivalents and convertible debentures, may also be granted under the Stock Incentive Plan, either alone or in conjunction with other awards. The Committee may also grant to a participant receiving an award under the Stock Incentive Plan the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes.

(6)     Transferability of options and stock appreciation rights.   Options and stock appreciation rights are nontransferable other than by will or the laws of descent and distribution or, at the discretion of the Committee, pursuant to a written beneficiary designation and, in the case of a nonqualified option, as otherwise expressly permitted by the Committee, including pursuant to a gift to members of the holder's immediate family. The gift may be made directly or indirectly or by means of a trust or partnership or otherwise. Stock options and stock appreciation rights may be exercised only by the optionee, any such permitted transferee or a guardian, legal representative or beneficiary.

(7)     Change in Control.   The Committee may provide in the terms of the grant that, in the event of a change in control (as defined in the Stock Incentive Plan), any option or stock appreciation right that is not then exercisable and vested will become fully exercisable and vested and performance units will be deemed earned and payable in full in cash.

(8)     Amendments and Termination.   The Stock Incentive Plan will terminate on May 18, 2011, the tenth anniversary of its effective date. The Board of Directors may at any time amend, alter, or discontinue the Stock Incentive Plan, but may not impair the rights of a holder of outstanding awards without the holder's consent, except for an amendment made to comply with applicable law, stock exchange rules or accounting rules. No amendment may be made without the approval of the corporation's stockholders to the extent such approval is required by applicable law or stock exchange rules. The Committee may amend the terms of any outstanding stock option or other award, but no such amendment may cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) exemption or impair the rights of any holder without the holder's consent, except an amendment made to cause the Stock Incentive Plan or award to comply with applicable law, stock exchange rules or accounting rules. The Committee's authority to modify, amend or adjust the terms and conditions of any award, including but not limited to performance goals, is subject to the condition that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the performance goals associated with it. In the event an award is granted to an individual who is employed outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Stock Incentive Plan as they pertain to such individual to comply with applicable foreign law.

(9)     Director Stock Options.   Each non-employee director of the corporation is automatically granted 10,000 nonqualified stock options on the first day after his or her first election as a director and 5,000 nonqualified stock options on the day after each annual meeting of stockholders. The option exercise price for such options is the fair market value of the stock on the date of grant.

(10)     Federal Income Tax Consequences.   The following is a brief summary of the federal income tax rules relevant to participants in the Stock Incentive Plan, based upon the Internal Revenue Code as currently in effect. These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, the optionee should consult the optionee's personal tax advisor with regards to the tax consequences of participating in the Stock Incentive Plan. Moreover, the following summary relates only to the optionee's federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

     (a)     Options.   Stock options granted under the Stock Incentive Plan may be either nonqualified options or incentive options for federal income tax purposes.

     (b)     Nonqualified Options.   Generally, the optionee does not recognize any taxable income at the time of grant of a nonqualified option. Upon the exercise of the nonqualified option, the optionee will recognize ordinary income, subject to wage and employment tax withholding, equal to the excess of the fair market value of the Common Stock acquired on the date of exercise over the exercise price. The corporation will be entitled to a deduction equal to the ordinary income.

The optionee will have a capital gain or loss upon the subsequent sale of the stock in an amount equal to the sale price less the fair market value of the Common Stock on the date of exercise. The capital gain or loss will be long- or short-term depending on whether the stock was held for more than one year after the exercise date. The corporation will not be entitled to a deduction for any capital gain realized. Capital losses on the sale of Common Stock acquired upon an option's exercise may be used to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.

     (c)     Incentive Stock Options.   Generally, the optionee will not recognize any taxable income at the time of grant or exercise of an option that qualifies as an incentive option under Section 422 of the Internal Revenue Code. However, the excess of the stock's fair market value at the time of exercise over the exercise price will be included in the optionee's alternative minimum taxable income and thereby may cause the optionee to be subject to an alternative minimum tax. The optionee will recognize long-term capital gain or loss, measured by the difference between the stock sale price and the exercise price, when the shares are sold.

In order to qualify for the incentive option tax treatment described in the preceding paragraph, the optionee must be employed by the corporation continuously from the time of the option's grant until three months before the option's exercise, and the optionee must not sell the shares until at least one year after the option's exercise date and two years after its grant date. If the optionee does not satisfy these conditions, the optionee will recognize taxable ordinary income when the optionee sells the shares in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the exercise date and (ii) the sale price. If the sale price exceeds the fair market value on the exercise date, the excess will be taxable to the optionee as long-term or short-term capital gain, depending on whether the optionee held the stock for more than one year.

In any event, only up to $100,000 worth of shares, determined as of the date of grant, issuable upon exercise of options for the first time during any calendar year is eligible for incentive option tax treatment. Furthermore, different tax rules apply if the optionee holds more than 10% of the corporation's total voting power or if the optionee pays any part of the exercise price with shares of Common Stock acquired upon exercise of an incentive option and not held for the required holding period. The corporation will not be entitled to any deduction by reason of the grant or exercise of the incentive option or the sale of stock received upon exercise after the required holding periods have been satisfied. If the optionee does not satisfy the required holding periods before selling the shares and consequently recognizes ordinary income, the corporation will be allowed a deduction corresponding to the optionee's ordinary income.

     (d)     Transfer of Option to Family Member.   The Stock Incentive Plan permits transfers of non-qualified options to participants' children and immediate family members, although incentive options are not allowed to be transferred to family members other than by will or the laws of descent and distribution. The optionee will not recognize taxable income if the optionee transfers a non-qualified option to a member of the optionee's family. However, when the transferee of the option exercises the option, the optionee will recognize ordinary income, subject to wage and employment tax withholding, equal to the excess of the fair market value of the Common Stock acquired by the transferee of the option on the date of exercise over the exercise price. The corporation will be entitled to a deduction equal to the ordinary income. The transferee of the option will have a capital gain or loss upon a subsequent sale of the stock in an amount equal to the sale price less the fair market value of the stock on the date the option was exercised. Any capital gain recognized by the transferee will be long-term capital gain if the transferee has held the stock for more than one year after the exercise date.

For gift tax purposes, the transfer of the option constitutes a completed gift on the date the optionee transfers the option if the transfer is irrevocable and the stock that would be received on exercise would not be subject to restrictions. Otherwise, the transfer of the option will not constitute a completed gift until the first date that both of these conditions are satisfied. For estate tax purposes, a transferred option is not included in the optionee's estate unless, on the date of the optionee's death, the transfer is not irrevocable or the stock that would be received on exercise would be subject to restrictions.

     (e)     Stock Appreciation Rights.   The optionee will be subject to ordinary income tax, and wage and employment tax withholding, upon the exercise of a stock appreciation right, or SAR. Upon the exercise of an SAR, the optionee will recognize ordinary income equal to the excess of the fair market value of the Common Stock on the exercise date over the option exercise price. The corporation will be entitled to a corresponding deduction equal to the amount of ordinary income that the optionee recognizes. Upon the sale of Common Stock acquired upon exercise of an SAR, the optionee will recognize long- or short-term capital gain or loss, depending on whether the optionee has held the stock for more than one year from the date of exercise.

     (f)     Performance Awards.   The optionee will not recognize taxable income at the time performance awards are granted, but the optionee will recognize ordinary income, and be subject to wage and employment tax withholding, upon the receipt of Common Stock or cash awards at the end of the applicable award cycle. The corporation will be entitled to claim a corresponding deduction.

     (g)     Withholding Taxes.   Because the amount of ordinary income the optionee recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and Social Security taxes, the corporation may require the optionee to pay the amount required to be withheld by the corporation before delivering to the optionee any shares purchased under the Stock Incentive Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the optionee.

(11)     Plan Benefits.   The following table sets forth certain information with respect to stock options granted during fiscal 2001 under the Stock Incentive Plan.

Number of Securities
Underlying Options
Name and Position	Granted

John Nils Hanson
Chairman, President and Chief Executive Officer	132,500

Robert W. Hale
Executive Vice President and President, P&H Mining Equipment	53,750

Wayne F. Hunnell
Executive Vice President and President, Joy Mining Machinery	53,750

James A. Chokey
Executive Vice President and General Counsel	30,000

Dennis R. Winkleman
Executive Vice President, Human Resources	30,000

All current executive officers as a group (6 persons)	372,500

All current directors who are not executive officers (6 persons)	60,000

All employees, including all current officers
who are not executive officers	499,250

PROPOSAL # 3: JOY GLOBAL INC. ANNUAL BONUS COMPENSATION PLAN

Stockholders are being asked to approve the material terms of the corporation's Annual Bonus Compensation Plan (the "Bonus Plan"). Stockholder approval of the material terms of the Bonus Plan is necessary to qualify payments under the Bonus Plan as "performance-based compensation" under Section 162(m) of the Internal Revenue Code and therefore be fully deductible by the corporation as a business expense in the year of payment. If such approval is not received, the Bonus Plan will not be adopted.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF PROPOSAL #3 TO APPROVE THE MATERIAL TERMS OF THE BONUS PLAN.

(1)     Plan Objective.   The Bonus Plan is intended to provide annual incentives that are "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code.

(2)     Administration.   The Human Resources Committee (the "Committee") will administer the Bonus Plan and have the authority to interpret the Bonus Plan and establish rules and procedures for its administration.

(3)     Performance Period.   The Performance Period for the Bonus Plan will be the corporation's fiscal year or such other period designated by the Committee.

(4)     Participants.   Participants include any "covered employee" as defined in Section 162(m) of the Internal Revenue Code who has been selected by the Committee to participate in the Bonus Plan during the Performance Period. For fiscal 2002, the participants are the five executive officers named in the Summary Compensation Table plus the Chief Financial Officer.

(5)     Incentive Pool.   The Incentive Pool under the Bonus Plan equals ten percent of Pre-Tax Income for the Performance Period. Pre-Tax Income is defined as pre-tax income adjusted to eliminate the effects of charges for restructurings, extraordinary items, discontinued operations, and cumulative effect of accounting changes, each as defined by generally accepted accounting principles. In addition, Pre-Tax Income shall exclude depreciation, amortization and other charges on the increase to fair value of inventory, intangible assets, and fixed assets with the implementation of fresh start accounting in connection with the corporation's reorganization.

(6)     Incentive Pool Allocation.   At the beginning of the Performance Period, each participant is assigned a percentage of the Incentive Pool. The total allocation may not exceed 100% and the allocation to any one individual may not exceed 40%.

(7)     Size of Award.   The maximum award for a participant is equal to the participant's Incentive Pool Allocation of the Incentive Pool. The Committee may use "negative discretion" to reduce or eliminate a participant's award. Under no circumstances may an Incentive Pool Allocation be increased.

(8)     Payment of Awards.   Awards may be paid immediately after the Committee certifies that the performance requirements have been met or may be deferred and may be paid in the form of cash, Common Stock or a combination of cash and Common Stock, as determined by the Committee.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held five meetings during fiscal 2001, including three meetings after July 12, 2001, the date of the corporation's reorganization. All directors of the reorganized corporation attended at least 75% of the total number of meetings of the Board and committees of which they were members.

The Board has Audit, Human Resources and Executive committees. All committees consist entirely of outside directors except the Executive Committee of which Mr. Hanson is a member.

Audit Committee

Current members of the Audit Committee are James H. Tate (Chair), James R. Klauser and P. Eric Siegert. The members of the Audit Committee are independent (as independence is defined in Section 121(A) of the American Stock Exchange's listing standards and Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards).

The primary function of the Audit Committee is to assist the Board of Directors in monitoring: (i) the integrity of the financial statements of the corporation; (ii) the compliance by the corporation with legal and regulatory requirements; (iii) the independence and performance of the corporation's internal and external auditors; (iv) the corporation's financial policies and processes and significant financial and business risks facing the corporation; and (v) the management of the corporation's employee benefit plans and trusts. The charter for the Audit Committee, which has been adopted by the Board, is attached as Annex B to this proxy statement. The Audit Committee met six times during fiscal 2001, including two meetings after the corporation's July 12, 2001 reorganization.

Human Resources Committee

Current members of the Human Resources Committee are Richard B. Loynd (Chair), Steven L. Gerard and Ken C. Johnsen. The primary functions of the Human Resources Committee are to: (i) periodically review and approve the compensation structure for the corporation's key executives, including salary rates, participation in any incentive bonus plan, fringe benefits, non-cash perquisites and all other forms of compensation, (ii) administer the corporation's stock option and stock-based compensation plans, (iii) periodically review the executive staffing of the corporation and make recommendations to the Board as appropriate, (iv) assess the performance of the Board and the performance of individual directors, (v) review and approve director compensation programs, and (vi) review and present to the Board for its consideration recommendations for nominations to fill expiring terms, vacancies or additions to the Board. Stockholders who wish to recommend persons to become directors of the corporation should direct their recommendations to the Human Resources Committee in care of the corporation. The Human Resources Committee met five times during fiscal 2001, including four meetings after the corporation's July 12, 2001 reorganization.

Executive Committee

Current members of the Executive Committee are Richard B. Loynd (Chair), John Nils Hanson, James R. Klauser and P. Eric Siegert. The primary functions of the Executive Committee are to consider proposals to (i) modify the corporation's capital structure, (ii) acquire or divest businesses, (iii) acquire a company, (iv) make significant investments in the corporation, or (v) enter into strategic alliances with the corporation. In addition, the Executive Committee may act upon a matter when it determines that prompt action is in the best interest of the corporation and it is not possible or necessary to call a meeting of the full Board. The Executive Committee did not meet during fiscal 2001.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows compensation awarded to, earned by or paid to the corporation's Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 2001 for services rendered to the corporation and its subsidiaries during fiscal 2001, 2000 and 1999.

Long-Term
		Annual Compensation			Compensation

					Awards		Payouts

Secu-
rities
				Other		Under-		All
Name				Annual	Restricted	lying		Other
and				Compen-	Stock	Options	LTIP	Compen-
Principal Position	Year	Salary	Bonus	sation	Award(s)	/SARs	Payouts	sation
		($)	($)	($)	($)	(#)	($)	($)
				(1)	(2)			(3)

John Nils Hanson Chairman, President and Chief Executive Officer	2001 2000 1999	677,084 650,004 545,186	963,078 (4) 640,590 -	23,191 21,353 145,648 (5)	- - -	132,500 - -	- - -	4,902 4,902 6,726

Robert W. Hale Executive Vice President and President P&H Mining Equipment	2001 2000 1999	277,333 259,170 235,020	331,328 (4) 299,743 177,336 (6)	15,427 - -	- - -	53,750 - -	- - -	2,768 1,582 3,846

Wayne F. Hunnell Executive Vice President and President Joy Mining Equipment	2001 2000 1999	270,750 249,625 240,500	424,900 (4) 188,465 -	5,061 1,496 1,496	- - -	53,750 - -	- - -	3,004 3,004 3,004

James A. Chokey Executive Vice President and General Counsel	2001 2000 1999	291,583 277,400 254,400	398,495 (4) 276,187 -	25,611 23,507 19,931	- - -	30,000 - -	- - -	2,606 3,216 6,351

Dennis R. Winkleman Executive Vice President, Human Resources (7)	2001 2000	230,833 173,978	312,554 (4) 272,265 (8)	22,196 3,713	- -	30,000 -	- -	782 505

Notes

(1)     Represents amounts reimbursed during the fiscal year for the payment of taxes. Also includes perquisites and other personal benefits unless the aggregate amount of such compensation is less than the lesser of $50,000 or ten percent of total salary and bonus for the named executive.

(2)     No restricted stock has been awarded to or is held by the named executive officers.

(3)     For fiscal 2001, represents life insurance premiums.

(4)     Includes amounts paid under the corporation's bonus compensation plans in effect for fiscal 2001 and the following emergence bonus payments paid in fiscal 2001 under the Bankruptcy Court approved Key Employee Retention Plan: Mr. Hanson, $544,003; Mr. Hale, $199,767; Mr. Hunnell, $204,425; Mr. Chokey, $216,240; and Mr. Winkleman $191,250. The entire amount of the emergence bonus payments received in fiscal 2001 is listed for fiscal 2001 although a portion of such bonus payments may be allocable to fiscal 2000 and 1999.

(5)     Includes $63,255 related to country club expenses and initial membership fees and $69,416 of tax reimbursement.

(6)     Supplemental salary and profit sharing bonus earned by Mr. Hale in 1999, $77,530 of which was paid in fiscal 2000 and the remainder of which was paid in 2001.

(7)     Mr. Winkleman became an executive officer in fiscal 2000.

(8)     Includes bonus paid to Mr. Winkleman in 2000 in connection with the liquidation of Beloit Corporation under the Bankruptcy Court approved Key Employee Retention Plan.

Human Resources Committee Report on Executive Compensation

The Human Resources Committee has presented the following report on executive compensation for inclusion in this proxy statement.

Compensation Philosophy

The members of the Human Resources Committee believe that the corporation’s executive officers should be compensated on a competitive basis with other manufacturing companies of comparable size, with the objective of providing a total compensation program that provides base salaries in a competitive range, bonus opportunities that reward above-average performance, and stock-based incentive programs designed to achieve long-term corporate financial goals and to align management and stockholder interests. This philosophy is grounded in the need to attract and retain experienced and talented executive officers.

Base Salaries for Calendar 2001

Base salaries for calendar 2001 for the executive officers were established by the former members of the Human Resources Committee prior to the corporation’s emergence from Chapter 11 bankruptcy protection in July of 2001. The current members of the Human Resources Committee have reviewed base salary levels for the executive officers, determined that the base salary levels were consistent with the Committee’s compensation philosophy, and established base salary levels for calendar 2002 which provide for increases ranging from 2.4% to 6.2%.

Bonus Plan for Fiscal 2001

The bonus compensation formula for the executive officers for the first half of fiscal 2001was set by the Bankruptcy Court and was tied to earnings before interest, taxes, depreciation and amortization (EBITDA) because the financial covenants in the corporation’s debtor-in-possession financing facility were based on EBITDA. Upon the corporation’s emergence from bankruptcy, the Human Resources Committee determined to extend the EBITDA based bonus plan to the second half of fiscal 2001.

Stock Options

The Committee believes that stock options are an important component of a sound compensation program for executive officers. Stock options are typically granted annually and, once vested, can be exercised for several years, with the result that in most companies executive officers hold several year’s worth of stock option grants. As a result of the corporation’s reorganization, none of the executive officers held options to buy the corporation’s Common Stock when the corporation emerged from bankruptcy. However, the corporation’s plan of reorganization provided for the grant of stock options for up to 5,556,000 shares of Common Stock under the 2001 Stock Incentive Plan.

In order to reestablish the “stock option component” of the corporation’s compensation program, the Committee adopted a program of granting options to the executive officers and other key employees in four phases. The first grant of approximately 900,000 stock options to approximately 175 individuals was made on July 16, 2001 at an exercise price of $13.76 per share, the estimated market value of the stock on that date based on the valuation of the corporation prepared in connection with the corporation’s plan of reorganization. The second grant of approximately 900,000 shares was made on November 1, 2001 at $17.49 per share, the market price on that date. The third and fourth grants are scheduled to take place on February 1 and May 1, 2002 at then current market prices. All stock options will become exercisable in one third increments on the first, second and third anniversaries of July 16, 2001.

Performance Unit Award Program

The Committee established a Performance Unit Award Program under the terms of the Stock Incentive Plan in order to provide senior executive officers with a long-term incentive to generate positive net cash flow. The Performance Unit Award Program is described in more detail under Long-Term Compensation elsewhere in this proxy statement. The Human Resources Committee believes that the Performance Unit Award Program serves as a powerful retention tool and motivates the senior executive management of the corporation to generate the cash needed to pay down the corporation’s debt.

CEO Compensation for Fiscal 2001

The elements of compensation for Mr. Hanson for fiscal 2001 as reported in the Summary Compensation Table include base salary of $677,084, annual bonus compensation tied to EBITDA of $419,075, and an emergence bonus under the Bankruptcy Court approved Key Employee Retention Plan of $544,003. As discussed above, during fiscal 2001 Mr. Hanson also received the first of four scheduled grants of 132,500 stock options. The Committee has increased Mr. Hanson's base salary for calendar 2002 to $722,400.

Tax Considerations

The Committee intends to take the necessary steps to satisfy the conditions of Section 162(m) of the Internal Revenue Code in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with the Committee’s other compensation objectives and overall compensation philosophy. In furtherance of this policy, stockholders are being asked to approve Proposal #2 and #3 dealing with certain stock option and annual bonus compensation plan provisions. We strongly urge you to vote to approve these proposals.

Respectfully,

Richard B. Loynd (Chair)
Steven L. Gerard
Ken C. Johnsen

Performance Graph

The following graph shows the cumulative total stockholder return on the corporation's Common Stock from August 1, 2001, the first trading day following the issuance of the corporation's new Common Stock after its reorganization, until the October 31, 2001 end of the corporation's fiscal year as compared to the returns of the Standard & Poor's 500 Stock Index and the Dow Jones Heavy Machinery Index. The Heavy Machinery subgroup consists of AGCO Corporation, Astec Industries Inc., Caterpillar Inc., Deere & Co., Manitowoc Company and Terex Corporation. The graph assumes $100 was invested on August 1, 2001 in (a) the corporation's Common Stock, (b) the Standard & Poor's 500 Stock Index, and (c) the Heavy Machinery Index, and assumes reinvestment of dividends.

	08/01/01	08/31/01	09/28/01	10/31/01
Joy Global Inc.	$100	$109	$ 90	$106
Machinery Group	$100	$100	$ 84	$ 86
S&P 500	$100	$ 93	$ 86	$ 87

Option Grants

The following table shows information about stock option grants during the last fiscal year to the five executive officers named in the Summary Compensation Table.

OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

Individual Grants

Name	Number of Securities Underlying Options/ SARs Granted (#)	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh) (2)	Expiration Date (3)	Grant Date Present Value($) (4)

John Nils Hanson	132,500	15.2%	$13.76	July 16, 2011	$653,225
Robert W. Hale	53,750	6.2%	$13.76	July 16, 2011	$264,988
Wayne F. Hunnell	53,750	6.2%	$13.76	July 16, 2011	$264,988
James A. Chokey	30,000	3.4%	$13.76	July 16, 2011	$147,900
Dennis R. Winkleman	30,000	3.4%	$13.76	July 16, 2011	$147,900

Notes

(1)     No Stock Appreciation Rights (SARs) were granted in the last fiscal year.

(2)     The exercise price is based on the estimated market value on the July 16, 2001 grant date consistent with the valuation of the corporation prepared in connection with the corporation’s plan of reorganization.

(3)     Options become exercisable in one third increments on the first, second and third anniversaries of the grant date, expire ten years from the date of grant unless earlier terminated and become fully vested and exercisable in the event of a change in control, as defined in the Stock Incentive Plan.

(4)     Grant date present values were determined using the Black-Scholes option pricing model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values are based on assumed volatility of 30%, risk-free rate of return of 4.9%, dividend yield of 0.0% and five year option expiration. No adjustments have been made for non-transferability or risk of forfeiture.

Option Exercises and Fiscal Year-End Values

The following table shows information with respect to the five executive officers named in the Summary Compensation Table concerning the value of options outstanding at the end of the last fiscal year. None of the five executive officers named in the Summary Compensation Table exercised options or stock appreciation rights during the last fiscal year.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES (1)

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options/
			Options/SARs at		SARs at Fiscal Year-
	Shares		Fiscal Year-End (#)		End ($) (2)
	Acquired
	on	Value
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John Nils Hanson	-	-	-	132,500	-	$488,925
Robert W. Hale	-	-	-	53,750	-	$198,338
Wayne F. Hunnell	-	-	-	53,750	-	$198,338
James A. Chokey	-	-	-	30,000	-	$110,700
Dennis R. Winkelman	-	-	-	30,000	-	$110,700

Notes

(1)     No Stock Appreciation Rights (SARs) are outstanding.

(2)     Based on the closing price of the corporation's Common Stock as reported by Nasdaq at the end of the fiscal year of $17.45.

Long-Term Incentive Compensation

The Performance Unit Award Program provides long-term incentive compensation opportunities to the executives named in the Summary Compensation Table.

In general, a number of shares of Common Stock may be earned by the named executives under the Performance Unit Award Program if, at the end of a three and one quarter year award cycle, cumulative net cash flow exceeds a certain threshold amount. Each performance unit represents the right to earn one share of Common Stock. Awards can range from 0% to 150% of the target award opportunities. Awards are accelerated based on the greater of actual performance or target award in the event of a change in control, as defined in the Stock Incentive Plan.

The terms of the Performance Unit Award Program are summarized below.

(1)     Eligibility.    Senior executive officers of the corporation with responsibility for development and execution of the corporation’s business strategy, including the six members of the corporation’s management policy committee and three additional executives, are eligible for awards under the Performance Unit Award Program.

(2)     Size of Awards.    Target award opportunities for the members of the management policy committee as approved by the Human Resources Committee are as follows: Chief Executive Officer, 120,000; Chief Financial Officer and Presidents of Joy Mining Machinery and P&H Mining Equipment, 60,000; and General Counsel and Executive Vice President, Human Resources, 30,000. Target awards to the other three participants were smaller. The holder of a performance unit will be entitled to receive one share of Common Stock or an equivalent amount of cash for each performance unit the Human Resources Committee determines the holder has earned at the end of the Award Cycle.

(3)     Award Cycle.    Performance will be measured over a three year and one fiscal quarter period beginning August 1, 2001 and ending on the Saturday closest to October 31, 2004. Any participants added during the Award Cycle would participate on a pro-rata basis.

(4)     Performance Goals.    The Performance Goal for the Performance Unit Award Program is cash generation measured by cumulative net cash flow over the Award Cycle.

(5)     Earn-Out Schedule.    Awards can range from 0% to 150% of the target award opportunities.

(6)     Vesting.    Awards are fully vested upon completion of the Award Cycle, assuming continued employment. The Human Resources Committee may authorize pro-rata awards to participants who retire, become disabled, die or are involuntarily terminated without cause before the end of the Award Cycle.

(7)     Change in Control.    Upon a Change in Control (as defined in the Stock Incentive Plan), awards are accelerated based on the greater of actual performance or target award.

(8)     Form of Payment.    Payments will be made in cash or Common Stock or a combination of each, as determined by the Human Resources Committee at the time of payment.

(9)     Time of Payment.    Participants may elect to defer receipt of awards following the end of the Award Cycle.

The following table provides information regarding awards under the Performance Unit Award Program during fiscal 2001.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

	Number of		Estimated Future Payouts Under Non-Stock
	Shares,		Price-Based Plans
	Units or
	Other Rights	Performance or Other Period
Name	(#)	Until Maturation Or Payout	Threshold (#)	Target (#)	Maximum (#)

John Nils Hanson	180,000	October 31, 2004	60,000	120,000	180,000
Robert W. Hale	90,000	October 31, 2004	30,000	60,000	90,000
Wayne F. Hunnell	90,000	October 31, 2004	30,000	60,000	90,000
James A. Chokey	45,000	October 31, 2004	15,000	30,000	45,000
Dennis R. Winkelman	45,000	October 31, 2004	15,000	30,000	45,000

Pension Plan Table

The following table sets forth the estimated annual benefits payable upon retirement at normal retirement age for the years of service indicated under the corporation’s defined benefit pension plan (and excess benefit arrangements described below) at the indicated remuneration levels. Remuneration covered by the plan includes the salary and bonus amounts reported in the Summary Compensation Table.

The years of service credited for each of the executive officers named in the Summary Compensation Table are: John Nils Hanson, 16 years; Robert W. Hale, 13 years; Wayne F. Hunnell, 23 years; James A. Chokey, 19 years; and Dennis R. Winkleman, 4 years. Under an arrangement approved by the Human Resources Committee in 1999, for pension plan purposes Mr. Hanson is credited with three years of service for each year he is employed by the corporation after June 1999.

Benefits are based both upon credited years of service with the corporation or its subsidiaries and the highest consecutive five year average annual salary and incentive compensation during the last ten calendar years of service. The estimated benefits in the table do not reflect offsets under the plan of 1.25% per year of service (up to a maximum of 50%) of the Social Security benefit.

Estimated benefits under the retirement plan are subject to the provisions of the Internal Revenue Code which limit the annual benefits which may be paid from a tax qualified retirement plan. Amounts in excess of such limitations will be paid from the general funds of the corporation under the terms of the corporation’s Supplemental Retirement Plan.

	Years of Service

Remuneration	10	15	20	25	30	35

$ 400,000	$60,000	$ 90,000	$120,000	$150,000	$180,000	$210,000
600,000	90,000	135,000	180,000	225,000	270,000	315,000
800,000	120,000	180,000	240,000	300,000	360,000	420,000
1,000,000	150,000	225,000	300,000	375,000	450,000	525,000
1,200,000	180,000	270,000	360,000	450,000	540,000	630,000
1,400,000	210,000	315,000	420,000	525,000	630,000	735,000
1,600,000	240,000	360,000	480,000	600,000	720,000	840,000
1,800,000	270,000	405,000	540,000	675,000	810,000	945,000
2,000,000	300,000	450,000	600,000	750,000	900,000	1,050,000

Director Compensation

Directors who are not officers or employees of the corporation receive an annual retainer fee of $30,000 and a fee of $1,250 for each Board and Board committee meeting attended. Committee chairs receive $1,500 for each committee meeting attended. Under the terms of the Joy Global Inc. 2001 Stock Incentive Plan, each non-employee director is granted 10,000 stock options upon becoming a director and annual grants of 5,000 stock options thereafter while serving as a director. Directors who are officers of the corporation earn no additional remuneration for their services as directors.

Certain Business Relationships

Pursuant to the corporation’s bylaws, officers and directors are indemnified by the corporation in the event claims are made against them arising out of their service as an officer or director of the corporation. Other than these indemnification arrangements, there were no other relationships or related transactions during fiscal 2001 involving any director or executive officer (or any members of their immediate families) to which the corporation or any of its subsidiaries was a party which are required to be disclosed under the rules governing the preparation of proxy statements.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Change in control arrangements between the corporation and each of the executive officers named in the Summary Compensation Table were put in place prior to the corporation’s reorganization. The corporation’s emergence from bankruptcy qualified as a “change in control” under the terms of the change in control agreements with the result that the arrangements become employment contracts. The arrangements provide that, in the event that a named executive officer’s employment is terminated prior to July 12, 2003, the second anniversary of the corporation’s reorganization, either by the individual for “Good Reason” or by the corporation without “Cause” (as such terms are defined in the change in control agreements), the corporation will provide outplacement services and two years of medical insurance benefits and pay the individual a lump sum payment equal to three times the sum of the individual’s base salary and target bonus. The approximate dollar amounts that would be payable to the named executive officers under the provisions of these agreements if their employment were terminated as of the date of this proxy statement, either by the individual for “Good Reason” or by the corporation without “Cause”, are: Mr. Hanson, $3,792,600; Mr. Hale $1,388,160; Mr. Hunnell, $1,391,520; Mr. Chokey $1,445,760 and Mr. Winkleman $1,096,200.

Stock option grants and Performance Unit Awards to the named executive officers contain provisions that accelerate the vesting of stock options and performance unit awards in the event of a change in control of the corporation as defined in the Stock Incentive Plan.

AUDIT COMMITTEE REPORT

The Audit Committee has presented the following report for inclusion in this proxy statement.

The Audit Committee met with management and PricewaterhouseCoopers LLP, the corporation’s independent accountants for fiscal 2001, twice following the corporation’s reorganization under Chapter 11 and before the end of fiscal 2001. To date, the Audit Committee has held three meetings during fiscal 2002 with management and the independent accountants.

Management represented to the Audit Committee that the corporation’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The corporation’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the corporation’s Annual Report on Form 10-K for the fiscal year ended October 31, 2001 filed with the Securities and Exchange Commission.

Respectfully,

James H. Tate (Chair)
James R. Klauser
P. Eric Siegert

AUDITORS, AUDIT FEES AND AUDITOR INDEPENDENCE

PricewaterhouseCoopers LLP served as the corporation’s independent accountants for fiscal 2001. A representative of Pricewaterhouse-Coopers is expected to be present at the 2002 annual meeting and to have the opportunity to make a statement and answer questions that may be asked by stockholders. The Audit Committee expects to make its recommendation to the Board of Directors regarding the selection of independent accountants for fiscal 2002 during the first half of the year.

Audit Fees

PricewaterhouseCoopers LLP billed the corporation an aggregate of $1,103,500 in fees for professional services rendered for the audit of the corporation’s annual financial statements for fiscal 2001 and the reviews of the financial statements included in the corporation’s Forms 10-Q for fiscal 2001.

Financial Information Systems Design and Implementation Fees

No fees were billed by PricewaterhouseCoopers LLP for professional services related to information systems design and implementation for fiscal 2001.

All Other Fees

PricewaterhouseCoopers LLP billed the corporation an aggregate of $1,129,200 in fees in fiscal 2001 for all other professional services other than audit and financial information systems design and implementation fees. The all other fees amount represents services related to audits of certain employee benefit plans, statutory audit reporting of certain non-U.S. entities, and income tax planning, structuring and compliance activities.

Independence

The Audit Committee has reviewed the fees described under the headings “Financial Information Systems Design and Implementation Fees” and “All Other Fees” and determined that the provision of the services covered by such fees is compatible with maintaining the auditor’s independence.

OTHER INFORMATION

Additional Matters

The Board of Directors is not aware of any other matters that will be presented for action at the 2002 annual meeting. Should any additional matters properly come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.

Submission of Stockholder Proposals

Stockholder proposals for the 2003 annual meeting must be received no later than September 27, 2002 at the corporation’s principal executive offices, 100 East Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202, directed to the attention of the Secretary, in order to be considered for inclusion in next year’s annual meeting proxy materials under Securities and Exchange Commission rules. Under the corporation’s bylaws, written notice of stockholder proposals for the 2003 annual meeting which are not intended to be considered for inclusion in next year’s annual meeting proxy materials (stockholder proposals submitted outside the processes of SEC Rule 14a-8) must be received by the corporation at such offices, directed to the attention of the Secretary, not less than 75 nor more than 105 days before the first anniversary of this year’s meeting, stockholder nominations of directors must be received not less than 90 days before the 2003 meeting and any such notice must contain the information specified in the corporation’s bylaws.

Cost of Proxy Solicitation

The corporation will pay the cost of preparing, printing and mailing proxy materials as well as the cost of soliciting proxies on behalf of the Board. In addition to using mail services, officers and other employees of the corporation, without additional remuneration, may solicit proxies in person and by telephone, e-mail or facsimile transmission. The corporation may retain a professional proxy solicitation firm, and pay such firm its customary fee, to solicit proxies from banks, brokers and other nominees having shares registered in their names which are beneficially owned by others.

Annual Report on Form 10-K

A copy (without exhibits) of the corporation’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended October 31, 2001 has been provided with this proxy statement. The corporation will provide an additional copy of such Annual Report to any stockholder, without charge, upon written request of such stockholder. Such requests should be addressed to the attention of “Stockholder Relations” at Joy Global Inc., 100 East Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the corporation during the last fiscal year and Forms 5 and amendments thereto furnished to the corporation with respect to the last fiscal year or written representations that no reports were required, the corporation is not aware that any director, officer or beneficial owner of more than 10% of the corporation’s Common Stock failed to report transactions required to be reported and file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the last fiscal year.

By order of the Board of Directors

ERIC B. FONSTAD
Secretary

January 25, 2002

ANNEX A: JOY GLOBAL INC. 2001 STOCK INCENTIVE PLAN

SECTION 1.     Purpose; Definitions

     The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, and/or directors and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives directly linked to the profitability of the Company's businesses and increases in Company shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

  "Affiliate" means a corporation or other entity controlled by, controlling or under common control with the Company.

  "Award" means a Stock Option, Stock Appreciation Right, Performance Unit, or other stock-based award.

  "Award Cycle" means a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Units are to be earned.

  "Board" means the Board of Directors of the Company.

  "Cause" means, unless otherwise provided by the Committee, (1) “Cause” as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the participant’s employment duties, (C) willful and deliberate failure on the part of the participant to perform his or her employment duties in any material respect, or (D) prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

  "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 10(b) and (c), respectively.

  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

  "Commission" means the Securities and Exchange Commission or any successor agency.

  "Committee" means the Committee referred to in Section 2.

  "Common Stock" means common stock, par value $1.00 per share, of the Company.

  "Company" means Joy Global Inc., a Delaware corporation.

  "Covered Employee" means a participant designated prior to the grant of Performance Units by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which Performance Units are expected to be taxable to such participant.

  "Disability" means, unless otherwise provided by the Committee, (1) “Disability” as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or it does not define “Disability,” permanent and total disability as determined under the Company’s Long-Term Disability Plan applicable to the participant.

  "Early Retirement" means retirement from active employment with the Company, a Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

  "Eligible Individuals" means directors, officers, and employees of the Company or any of its Subsidiaries or Affiliates, and prospective employees who have accepted offers of employment from the Company or its Subsidiaries or Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, or its Subsidiaries or Affiliates.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

  "Fair Market Value" means, except as otherwise provided by the Committee, as of any given date, the average of the highest and lowest per-share sales prices for the shares during normal business hours on any national exchange listing the Company’s Common Stock or on Nasdaq for the immediately preceding date, or if the shares were not traded on such national exchange on such date, then on the next preceding date on which such shares of Common Stock were traded, all as reported by such source as the Committee may select.

  "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

  "Individual Agreement" means an employment or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates.

  "NonQualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

  "Normal Retirement" means retirement from active employment with the Company, a Subsidiary or Affiliate at or after age 65.

  "Qualified Performance-Based Award" means an Award of Performance Units designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Performance Units and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

  "Performance Goals" means the performance goals established by the Committee in connection with the grant of Performance Units. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings per share, sales, net profit after tax, gross profit, operating profit, cash generation, unit volume, return on equity, change in working capital, return on capital, shareholder return, economic value added, or earnings before interest, taxes, depreciation and amortization, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

  "Performance Units" means an Award granted under Section 7.

  "Plan" means the Joy Global Inc. 2001 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

  "Retirement" means Normal or Early Retirement.

  "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

  "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c) of the Code.

  "Stock Appreciation Right" means an Award granted under Section 6.

  "Stock Option" means an Award granted under Section 5.

  "Subsidiary"means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

  "Termination of Employment" means the termination of the participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. Administration

     The Plan shall be administered by the Human Resource Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than three directors, and shall be appointed by and serve at the pleasure of the Board.

     The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a)     To select the Eligible Individuals to whom Awards may from time to time be granted;

(b)     To determine whether and to what extent Incentive Stock Options, NonQualified Stock Options, Stock Appreciation Rights, and Performance Units or any combination thereof are to be granted hereunder;

(c)     To determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)     To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(e)     To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith;

(f)     To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

(g)     To determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(j) and 6(b)(ii).

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

     The Committee may act only by a majority of its members then in office. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate administrative responsibilities with respect to the Plan. Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

     Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3. Common Stock Subject to Plan

     The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan shall be 5,556,000. No participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 1,000,000 shares of Common Stock in any fiscal year of the Company. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

     If any Award is forfeited, or if any Stock Option (and related Stock Appreciation Right, if any) terminates, expires or lapses without being exercised, or if any Stock Appreciation Right is exercised for cash, shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan. If the option price of any Stock Option granted under the Plan is satisfied by delivering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock delivered or attested to shall be deemed delivered for purposes of determining the maximum numbers of shares of Common Stock available for delivery under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The maximum number of shares of Common Stock that may be issued pursuant to Stock Options intended to be Incentive Stock Options shall be 20% of the shares issuable under the Plan.

     In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options and Stock Appreciation Rights to be granted to any participant, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4. Eligibility

     Awards may be granted under the Plan to Eligible Individuals.

SECTION 5. Stock Options

     Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, NonQualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a NonQualified Stock Option.

     Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such Eligible Individual and specifies the terms and provisions of the Stock Option. The Company shall notify an Eligible Individual of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)     Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and with respect to Incentive Stock Options, shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant, other than with respect to a Stock Option granted in lieu of foregone compensation.

(b)     Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

(c)     Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d)   Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

     Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted and provided, further, that such already owned shares have been held by the optionee for at least six months at the time of exercise or had been purchased on the open market.

     If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option. The Committee may also provide for Company loans to be made for purposes of the exercise of Stock Options.

     No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in Section 5(l) below, an optionee shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 13(a).

     If determined by the Committee at or, with respect to a NonQualified Stock Option, subsequent to the date of grant of a Stock Option, in the event an optionee who has not incurred a Termination of Employment pays the option price of such Stock Option (in whole or in part) by delivering (or attesting to ownership of) shares of Common Stock previously owned by the optionee, such optionee shall automatically be granted a reload Stock Option (a "Reload Option") for the number of shares of Common Stock used to pay the option price. Unless otherwise determined by the Committee, the Reload Option shall be subject to the same terms and conditions as the Option, except that the Reload Option shall be a NonQualified Stock Option, have an option price equal to the Fair Market Value of the Common Stock on the date the Reload Option is granted, expire the same date as the expiration date of the Option so exercised, and shall vest and become exercisable six months following the date of grant of such Reload Option. Reload Options shall not be treated as grants for purposes of the limitations set forth in the second sentence of Section 3 of the Plan.

(e)     Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a NonQualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee’s children or family member, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933 as amended, and any successor thereto. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term “holder” and “optionee” include such guardian, legal representative and other transferee.

(f)     Termination by Death. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)     Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Termination of Employment, or on such accelerated basis as the Committee may determine, for a period of two years (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

(h)     Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of two years (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

(i)     Other Termination. Unless otherwise determined by the Committee: (A) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (B) if an optionee incurs a Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Stock Option held by such optionee, to extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option’s term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding any other provision of this Plan to the contrary, in the event an optionee incurs a Termination of Employment other than for Cause during the 24-month period following a Change in Control, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for (x) the longer of (i) one year from such date of termination or (ii) such other period as may be provided in the Plan for such Termination of Employment or as the Committee may provide in the option agreement, or (y) until expiration of the stated term of such Stock Option, whichever period is the shorter. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

(j)     Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash-out.

(k)     Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), if the Committee shall determine at the time of grant or thereafter, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the option price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the “Spread”) multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this Section 5(k) would make a Change in Control transaction ineligible for pooling-of-interests accounting that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock with a Fair Market Value (as of the date of delivery of such stock) equal to the cash that would otherwise be payable hereunder or, if necessary to preserve such accounting treatment, otherwise modify or eliminate such right.

(l)     Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the shares of Common Stock subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6. Stock Appreciation Rights

(a)     Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a NonQualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

     A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b)     Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

     (i)     Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

     (ii)     Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

     (iii)      Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

     (iv)     Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise at such time.

SECTION 7. Performance Units

(a)     Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any Eligible Individual, the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 7(b).

(b)     Terms and Conditions. Performance Unit Awards shall be subject to the following terms and conditions:

     (i)      The Committee may, prior to or at the time of the grant, designate Performance Units as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the attainment of Performance Goals. If the Committee does not designate Performance Units as Qualified Performance-Based Awards, it may also condition the settlement thereof upon the attainment of Performance Goals. Regardless of whether Performance Units are Qualified Performance-Based Awards, the Committee may also condition the settlement thereof upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each participant. Subject to the provisions of the Plan and the Performance Unit Agreement referred to in Section 7(b)(v), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. No more than 200,000 shares of Common Stock may be subject to Qualified Performance-Based Awards granted to any participant in any fiscal year of the Company.

     (ii)     Except to the extent otherwise provided in the applicable Performance Unit Agreement or Section 7(b)(iii) or 10(a)(iii), upon a participant's Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, all rights to receive cash or stock in settlement of the Performance Units shall be forfeited by the participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Units that are Qualified Performance-Based Awards, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's Performance Units.

     (iii)     A participant may elect to further defer receipt of cash or shares in settlement of Performance Units for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee (the "Elective Deferral Period"). Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Performance Units in question.

     (iv)     At the expiration of the Award Cycle, the Committee shall evaluate the Company's performance in light of any Performance Goals for such Award, and shall determine the number of Performance Units granted to the participant which have been earned, and the Committee shall then cause to be delivered (A) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned, or (B) cash equal to the Fair Market Value of such number of shares of Common Stock, as the Committee shall elect (subject to any deferral pursuant to Section 7(b)(iii)).

     (v)     Each Award shall be confirmed by, and be subject to, the terms of a Performance Unit Agreement.

SECTION 8. Tax Offset Bonuses

     At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

SECTION 9. Other Stock-Based Awards

     Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents and convertible debentures, may be granted either alone or in conjunction with other Awards granted under the Plan.

SECTION 10. Change in Control Provisions

(a)     Impact of Event. Notwithstanding any other provision of the Plan to the contrary, the Committee may provide in the terms of any grant that in the event of a Change in Control:

     (i)     Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

     (ii)     All Performance Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable.

     (iii)     The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

(b)     Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

     (i)     An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 10(b); or

     (ii)     A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10(b), that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

     (iii)     Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

     (iv)     The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c)     Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on Nasdaq during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

SECTION 11. Term, Amendment and Termination

     The Plan will terminate on the tenth anniversary of the effective date of the Plan. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Performance Unit Award or other stock-based Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or stock exchange rules.

     The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 12. Unfunded Status of Plan

     It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 13. General Provisions

(a)     The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

   (1)  Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

   (2)   Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

   (3)   Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)     Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c)     The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d)     No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e)     The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid or by whom any rights of the participant, after the participant’s death, may be exercised.

(f)     In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled revert to the Company.

(g)     The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

(h)     Except as otherwise provided in Section 5(e) or 6(b)(iii) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(i)     In the event an Award is granted to an Eligible Individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.

SECTION 14. Effective Date of Plan

     The Plan shall be effective as of the date it is adopted by the Board subject to the approval by at least a majority of the outstanding shares of Common Stock of the Company (which approval shall be deemed to have been given upon the final confirmation of the Company's Joint Plan of Reorganization by the U.S. Bankruptcy Court for the District of Delaware in Case No. 99-2171 (PJW)).

SECTION 15. Director Stock Options

(a)     Each director of the Company who is not otherwise an employee of the Company or any of its Subsidiaries or Affiliates, shall (i) on the first day after his or her first election as a director of the Company automatically be granted 10,000 NonQualified Stock Options to purchase Common Stock having an exercise price of 100% of Fair Market Value of the Common Stock on the date of grant of such NonQualified Stock Option and (ii) thereafter, on the day after each Annual Meeting of Stockholders of the Company during such director’s term, be granted 5,000 NonQualified Stock Options to purchase Common Stock having an exercise price of 100% of Fair Market Value of the Common Stock on the date of grant of such NonQualified Stock Option.

(b)     An automatic director Stock Option shall be granted hereunder only if as of each date of grant the director (i) is not otherwise an employee of the Company or any of its Subsidiaries or Affiliates, (ii) has not been an employee of the Company or any of its Subsidiaries or Affiliates for any part of the preceding fiscal year, and (iii) has served on the Board continuously since the commencement of his or her term.

(c)     Each holder of a Stock Option granted pursuant to this Section 15 shall also have the rights specified in Section 5(k).

(d)     In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all non-employee directors entitled to a grant on such date shall share ratably in the number of options on shares available for grant under the Plan.

(e)     Except as expressly provided in this Section 15, any Stock Option granted hereunder shall be subject to the terms and conditions of the Plan as if the grant were made pursuant to Section 5 hereof.

ANNEX B: AUDIT COMMITTEE CHARTER

I.	PURPOSE

The primary function of the Audit Committee is to assist the board of directors in monitoring:

	a.	the integrity of the financial statements of the Corporation;

	b.	the compliance by the Corporation with legal and regulatory requirements;

	c.	the independence and performance of the Corporation's internal and external auditors;

	d.	the Corporation's financial policies and processes and significant financial and business risks facing the Corporation; and

	e.	the management of the Corporation's employee benefit plans and trusts.

     While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's Code of Conduct.

II. COMPOSITION

     The Committee shall be comprised of three or more directors as determined by the board, each of whom shall be independent1 directors, and free from any relationship that, in the opinion of the board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices and at least one member of the Committee shall have accounting or related financial management expertise.

     The members of the Committee shall be appointed by the board. Unless a Chair is designated by the board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee should meet at least four times annually. The Committee should meet at least annually with management, the director of the internal auditors and the outside auditor in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or its Chair shall meet with the outside auditor and management quarterly to review the Corporation's financial statements consistent with IV.c below.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

a.	review and reassess the adequacy of this charter at least annually and submit the charter to the board for approval.

b.	review with financial management and the outside auditor the Corporation’s annual financial statements, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation’s financial statements.

c.	review with financial management and the outside auditor the Corporation’s quarterly financial statements and report on Form 10-Q prior to its filing or prior to the release of quarterly earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

d.	review the regular internal reports to management prepared by the internal auditors and management's responses.

Outside Auditor

e.	recommend to the board the selection of the outside auditor, considering independence and effectiveness, approve the fees and other compensation to be paid to the outside auditor, and receive periodic reports from the outside auditor regarding the outside auditor’s independence and delineating all relationships between the Corporation and the outside auditor and its affiliates. The Committee shall discuss such reports with the outside auditor and, if so determined by the Committee, recommend that the board take appropriate action to ensure the independence of the outside auditor.

f.	review and approve the scope, planning and staffing of the yearly audit with the outside auditor, evaluate the performance of the outside auditor, and, if so determined by the Committee, recommend that the board replace the outside auditor.

g.	instruct the outside auditor that the outside auditor is ultimately accountable to the board and the Committee and that the board and the Committee have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor.

h.	periodically consult with the outside auditor in executive session about internal controls and the fullness and accuracy of the Corporation's financial statements.

Financial Reporting Processes

i.	review the significant reports to management prepared by the internal auditing department and management’s responses and, in consultation with the outside auditor and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external.

j.	consider the outside auditors judgments about the quality and appropriateness of the Corporation's accounting principles as applied in the Corporation's financial reporting.

k.	review major changes to the Corporation's auditing and accounting principles and practices as suggested by the outside auditor, management, or the internal auditors.

Process Improvement

l.	review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgements made in connection with the preparation of the Corporation's financial statements.

m.	review with the outside auditor any management letter provided by the outside auditor and the Corporation’s response to that letter and, following completion of the annual audit, review separately with each of management, the outside auditor, and the internal auditors any significant difficulties the outside auditor may have encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

n.	review any significant disagreement among management and the outside auditor or the internal auditors in connection with the preparation of the financial statements.

o.	review with the outside auditor, the internal auditors, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

p.	review the appointment and replacement of the senior internal auditing executive and activities, organizational structure, staffing, and qualifications of the internal auditors.

Legal Compliance

q.	review, with the Corporation’s counsel, legal compliance matters, any material reports or inquiries received from regulatory or governmental agencies, and any legal matter that could reasonably be expected to have a significant impact on the Corporation’s financial statements.

Finance

r.	periodically review the Corporation's financial policies and processes.

s.	meet periodically with management to review and assess significant business and financial risks facing the Corporation and exposures and steps management has taken to monitor and control such risks and exposures.

Employee Benefit Plans and Trusts

t.	oversee the functioning of the Pension and Investment Committee[2] and the Plan Sponsor Committee[3].

u.	be informed at least annually of the investment policy adopted by the Pension and Investment Committee, including asset categories, percent allocations, market targets, and investment objective.

v.	review at least annually the actions of the Pension and Investment Committee and any other administrative committees for the Plans[4].

w.	review at least annually the actions of the Plan Sponsor Committee.

x.	appoint members to the Pension and Investment Committee and the Plan Sponsor Committee.

y.	review the need for the establishment of any new Plan, the termination of any existing Plan, and the adoption of any amendment to any single Plan that would result in an increase in current Plan liabilities in excess of $5,000,000.

General

z.	report to the board on the activities and findings of the Committee in compliance with this charter and make recommendations to the board based on those findings.

aa.	perform any other activities consistent with this charter, the Corporation’s by-laws, and governing law as the Committee or the board deems necessary or appropriate. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

1. For purposes of this charter, a director will be an independent director if he or she is "independent" as defined in the listing standard for the Nasdaq.

2. The Pension and Investment Committee is the committee with the authority to perform fiduciary functions with respect to employee benefit plans and trusts for which the Corporation is now or may hereafter sponsor (collectively, the “Plans”).

3. The Plan Sponsor Committee is the committee with the authority to perform certain non-fiduciary functions with respect to the Plans.

4. The Audit Committee shall not exercise discretionary authority with respect to decisions made by the Pension and Investment Committee or other fiduciary of the Plans. The Audit Committee shall not have, nor shall it exercise, any discretionary authority, responsibility or control with respect to the management of any Plan, the assets of any Plan, or the administration of any Plan.

JOY GLOBAL INC.

Annual Meeting of Stockholders

February 26, 2002

The undersigned hereby appoints JOHN NILS HANSON and JAMES A. CHOKEY or either of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the 2002 annual meeting of stockholders and to vote all shares of common stock of Joy Global Inc. that the undersigned is entitled to vote and would possess if personally present at said meeting to be held in the Imperial Ballroom at the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, on Tuesday, February 26, 2002, at 10:00 a.m. and at all adjournments thereof upon the following matters:

(Continued and to be signed on reverse side.)

Please date, sign and mail your
Proxy card back as soon as possible!

Annual Meeting of Stockholders
JOY GLOBAL INC.

February 26, 2002

Please Detach and Mail in the Envelope Provided

A	[X]	Please mark your votes as in this example.

1.	Election of Directors	FOR [_]	WITHHOLD [_]	Nominees: Steven L. Gerard John Nils Hanson Ken C. Johnsen James R. Klauser Richard B. Loynd P. Eric Siegert James H. Tate	2. 3.	Approval of additional provisions to the Joy
Global Inc. 2001 Stock Incentive Plan placing
limitations on grant sizes to comply with
Internal Revenue Code Section 162(m).

Approval of the Joy Global Inc. Annual Bonus
Compensation Plan to comply with Internal
Revenue Code Section 162(m).	FOR [_] [_]	AGAINST [_] [_]	ABSTAIN [_] [_]
INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name in the list at right.	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature: __________________________________ Date: _____________________ Signature: ___________________________________ Date: ________________

NOTE:	Please sign exactly as your name appears on stock certificate. If acting as attorney, executor, trustee, guardian or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.